Exhibit 99.1

Contact:

EnteroMedics Inc.

Greg S. Lea

(651) 789-2860

ir@enteromedics.com

EnteroMedics Receives CE Mark Certification for the Maestro RC System,

Allowing Australian Regulatory Application to Move Forward

Company Signs Australian Distribution Agreement with Device Technologies Australia,

Announces Progress Update for Pivotal ReCharge Trial

ST. PAUL, Minnesota, March 28, 2011 – EnteroMedics Inc., (NASDAQ: ETRM), the sole developer of medical devices using neuroblocking technology to treat obesity and other gastrointestinal disorders, announced today that is has received CE Mark approval of its second generation Maestro® RC System for the treatment of obesity using VBLOC® vagal blocking therapy. The Maestro RC System, a pacemaker-like device, offers a patient-oriented obesity therapy that affects the physiology of hunger and fullness without forcing punitive, mechanical limits to lifestyle and diet, or requiring surgical alteration of the anatomy. As announced in August 2010, the Company plans to commercialize the Maestro RC System in Australia through an application for approval and listing with the Australian Therapeutic Goods Administration (TGA), a process for which CE Mark approval is a prerequisite. CE Mark is a conformance mark granted by the European Commission and recognized by many nations, including Australia. With CE Mark approval achieved, the Company plans to move forward with its application for TGA approval and once approval is granted, the Company expects first commercial sales of the Maestro System in the second half of 2011.

The Company also announced that it has entered into an exclusive, multi-year distribution agreement with Device Technologies Australia Pty Limited, a major supplier of leading edge medical equipment and consumables to hospitals and healthcare professionals in Australia and New Zealand, for commercialization and distribution of the Maestro RC System. Device Technologies Australia Chief Executive Officer Peter Ord said, “EnteroMedics technology is viewed as cutting edge and this partnership is an exciting move into the obesity market for Device Technologies.”

EnteroMedics also announced that the Company’s pivotal ReCharge Trial remains on track, with patient enrollment and implants beginning in the first half of 2011 and enrollment completion anticipated by the end of 2011. The ReCharge Trial is a pivotal clinical trial evaluating the safety and efficacy of VBLOC therapy delivered via the Maestro RC System in the treatment of obesity.

“CE Mark certification and the Australian distribution agreement represent two important milestones for the Maestro System as we look to bring this innovative technology to markets around the globe where obesity has become epidemic,” said President and CEO Mark B. Knudson, Ph.D. “Our agreement with Device Technologies Australia, a leader in medical technology distribution, allows us to immediately begin working toward our goal of commercial launch of the Maestro System in Australia, once TGA approval is granted. While we work toward this goal, we remain on-track to complete enrollment of the ReCharge Trial, the cornerstone of our U.S. commercialization strategy, by the end of 2011.”

About Obesity in Australia

According to the Australian Bureau of Statistics, in 2008 sixty-two percent of all adults in Australia were either overweight (BMI >25) or obese (BMI > 30). It is estimated that by 2025, 7.2 million Australians could be obese. The Australian Federal Minister has declared obesity a national priority, with obesity related costs exceeding $21 billion annually. Approximately 13,900 bariatric surgeries were performed in Australia in 2008.

About Device Technologies Australia Pty Limited

Device Technologies Australia Pty Limited, founded in 1992, is the largest private importer of quality, high technology medical devices into the Australian and New Zealand healthcare markets. The Company is privately owned and managed and employs over 400 healthcare specialist staff that support Clinical Education, Technical Service, Sales Management and Regulatory Affairs management. Its founders, Mr. Peter Ord, Chief Executive Officer and Mr. Kevin Ryan, Managing Director have focused on providing patient access to the best medical devices and systems available worldwide.

About VBLOC Therapy

EnteroMedics developed VBLOC® vagal blocking therapy to offer bariatric surgeons and their patients a less invasive alternative to existing surgical weight loss procedures that may present significant risks and alter digestive system anatomy, lifestyle and food choices. VBLOC Therapy is delivered via the Maestro® System through laparoscopically implanted leads to intermittently block the vagus nerves using high-frequency, low-energy electrical impulses. VBLOC Therapy is designed to target the multiple digestive functions under control of the vagus nerves and to affect the perception of hunger and fullness.

About the ReCharge Pivotal Trial

EnteroMedics’ ReCharge Trial is a randomized, double-blind, parallel-group, multicenter pivotal clinical trial of its Maestro RC System in 234 morbidly obese patients enrolled at up to 12 U.S. centers. All patients in the study will receive an implanted device and would be randomized in a 2:1 allocation to treatment or control groups. The control group will receive a functional, but non-active device that will deliver no charge to the vagus nerve during the study period. All patients are expected to participate in a weight management program.

About EnteroMedics Inc.

EnteroMedics is a development stage medical device company focused on the design and development of devices that use neuroblocking technology to treat obesity and other gastrointestinal disorders. EnteroMedics’ proprietary neuroblocking technology, VBLOC® vagal blocking therapy, is designed to intermittently block the vagus nerves using high-frequency, low-energy, electrical impulses. These electrical impulses are delivered by a neuroregulator, EnteroMedics’ Maestro RC System, which is powered by an integrated rechargeable battery. For more information, visit www.enteromedics.com.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements about EnteroMedics Inc. Our actual results could differ materially from those discussed due to known and unknown risks, uncertainties and other factors including our limited history of operations; our losses since inception and for the foreseeable future; our lack of regulatory approval for our Maestro® System for the treatment of obesity; our preliminary findings from our EMPOWER™ pivotal trial; our ability to comply with the Nasdaq continued listing requirements; our ability to commercialize our Maestro System; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for any modifications to our Maestro System; physician adoption of our Maestro System and VBLOC® vagal blocking therapy; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company’s filings with the Securities and Exchange Commission, particularly those factors identified as “risk factors” in the Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 7, 2011. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Caution – U.S. Investigational device. Limited within the United States by U.S. Federal law to investigational use.

The implantation procedure and usage of the Maestro® System carry some risks, such as the risk generally associated with laparoscopic procedures and those related to treatment as described in the EMPOWER clinical trial informed consent.